UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2022

ALBIREO PHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33451 (Commission File Number)	90-0136863 (IRS Employer Identification No.)

53 State Street, 19th Floor Boston, Massachusetts (Address of principal executive offices)	02109 (Zip Code)

(857) 254-5555

Registrant’s telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ALBO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On December 1, 2022, the Board of Directors (the “Board”) of Albireo Pharma, Inc. (the “Company”) elected Craig C. Hopkinson, M.D. to the Board as a Class III director, for a term to continue until the 2025 annual meeting of the Company’s stockholders and thereafter until Dr. Hopkinson’s successor has been elected and qualified or until his earlier death, resignation or removal. Dr. Hopkinson has not yet been appointed to serve on any committee of the Board.

Dr. Hopkinson, age 54, has served as Executive Vice President, Research and Development and Chief Medical Officer of Alkermes PLC (Nasdaq: ALKS), a fully-integrated, global biopharmaceutical company developing innovative medicines in the fields of neuroscience and oncology, since January 2020. Dr. Hopkinson has more than 25 years of experience building and leading clinical development organizations and medical affairs groups. Prior to assuming these positions, Dr. Hopkinson was the Chief Medical Officer and Senior Vice President of Medicines Development and Medical Affairs of Alkermes, Inc. from February 2018 to January 2020, and Chief Medical Officer and Senior Vice President of Clinical Development and Medical Affairs of Alkermes, Inc. from May 2017 to February 2018. Before joining Alkermes, Inc., Dr. Hopkinson served as Senior Vice President of Clinical Development and Head of Global Medical Affairs at Vertex Pharmaceuticals Incorporated, a global biopharmaceutical company, from July 2014 until May 2017. Prior to that, Dr. Hopkinson held various executive management positions at Eisai Pharmaceuticals, including President of the Eisai Value Maximization Systems from January 2013 to July 2014 and President and Chief Medical Officer of the Frontier Product Creation Unit from October 2011 to December 2012. Dr. Hopkinson holds a Bachelor of Medicine and a Bachelor of Surgery from the University of the Orange Free State in South Africa. The Board has concluded that Dr. Hopkinson’s qualifications to serve on the Board include his executive leadership experience and his extensive experience in research and development, medical affairs, and interactions with the U.S. Food and Drug Administration.

In lieu of the automatic grant of a nonqualified stock option to purchase 16,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), to Dr. Hopkinson pursuant to the Company’s Nonemployee Director Compensation Policy, as amended (the “Director Compensation Policy”) in connection with his election to the Board, on December 1, 2022 (the “Grant Date”), Dr. Hopkinson was granted restricted stock units with respect to 10,495 shares of Common Stock, which will vest in equal annual installments over three years following the Grant Date and become fully vested immediately prior to a change of control (as defined in the Company’s 2018 Equity Incentive Plan, as amended) of the Company. Dr. Hopkinson will be eligible to receive the same compensation for his service on the Board as other nonemployee directors under the Director Compensation Policy, which includes (i) cash fees of $40,000 per year for his service on the Board, (ii) a nonqualified stock option to purchase the lesser of (a) 8,000 shares of the Company’s Common Stock and (b) the number of shares of Common Stock having an aggregate grant date fair value of $300,000 (rounded down to the nearest whole share), each year on the fifth business day after the Company’s annual meeting of stockholders, and (iii) the reimbursement of business expenses in connection with his service on the Board. A copy of the Director Compensation Policy is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 10, 2022 and is incorporated by reference herein.

Also in connection with the election of Dr. Hopkinson to the Board, he entered into an indemnification agreement with the Company in the form the Company has entered into with its other nonemployee directors, which form was filed as Exhibit 10.8 to the Company’s Current Report on Form 8-K on November 4, 2016, and is incorporated herein by reference.

There are no arrangements or understandings between Dr. Hopkinson and any other person pursuant to which Dr. Hopkinson was selected as a director. There are no transactions in which the Company is a participant and in which Dr. Hopkinson has a material interest that are required to be disclosed under Item 404(a) of Regulation S-K.

Appointment of Paul D. Streck, M.D. as Chief Medical Officer

On December 6, 2022, the Company also announced that Paul D. Streck, M.D. has been appointed by the Board to serve as the Company’s Chief Medical Officer, and Dr. Streck will begin serving as the Company’s Chief Medical Officer, effective on his start date currently expected to be December 19, 2022.

Dr. Streck, age 59, has more than 25 years of experience in drug development, regulatory and medical affairs leadership. He has served as Chief Medical Officer of Arena Pharmaceuticals, Inc., a biopharmaceutical company targeting immuno-inflammatory diseases, from November 2020 through its acquisition by Pfizer Inc. in March 2022 and thereafter at Pfizer until December 2022. Prior to that, Dr. Streck served as Chief Medical Officer of Alder Biopharmaceuticals, Inc., a publicly-traded biopharmaceutical company targeting migraine, from January 2019 to February 2020, and as Chief Medical Officer of Insmed Incorporated, a publicly-traded biopharmaceutical company focused on serious and rare diseases, from April 2017 to January 2019. Before joining Insmed, Dr. Streck served as Vice President, Global Medical Specialty Franchise, Immuno-inflammation at GlaxoSmithKline from November 2015 to March 2017, where he was responsible for portfolio strategy, including drug launch, life cycle management, post-registration clinical strategy and health economics. From November 2007 to November 2015, Dr. Streck held various positions at Shire Pharmaceuticals, a global biotechnology company focused on serving people with rare diseases and other highly specialized conditions, which was acquired by Takeda Pharmaceutical Company in January 2019. Dr. Streck served as Group Vice President, Clinical Development/TA Lead (Hematology, Gastrointestinal, Internal Medicine) at Shire Pharmaceuticals from November 2013 to November 2015. Prior to that, Dr. Streck served as Global Head of Medical Affairs, Internal Medicine (November 2012 to December 2013), Product General Manager, Emerging Business Unit (November 2011 to November 2012), and Senior Director, Global Clinical Development (November 2007 to December 2012). From February 2006 to October 2007, Dr. Streck was Director of Marketing at AMGEN USA Inc. Dr. Streck holds a M.B.A. from the Duke University Fuqua School of Business, a M.D. from Jefferson Medical College, a D.M.D. from the Temple University School of Dentistry, and a B.A. in chemistry from Rutgers University.

In connection with Dr. Streck’s appointment, the Company entered into an employment agreement (the “Streck Employment Agreement”) with Dr. Streck dated as of October 21, 2022, which provides that Dr. Streck’s employment with the Company will begin on or about December 23, 2022 (with the actual first day of employment being the “Start Date”) for service as an at-will employee. The Streck Employment Agreement provides for a base salary of $525,000 per year, that he is eligible to participate in an annual bonus plan provided by the Company, and that his target bonus will be 40% of his base salary, with the actual amount of the bonus, if any, to be determined by the Company’s Board or its compensation committee. The Streck Employment Agreement also provides that Dr. Streck will not be eligible for any annual bonus for the 2022 fiscal year and that no bonus will be payable in 2023. Dr. Streck will also receive a signing bonus of $50,000, which is repayable to the Company if, within 12 months of the Start Date, he voluntarily terminates his employment with the Company other than for “good reason” (as defined in the agreement) or the Company terminates his employment for “cause” (as defined in the agreement). The Streck Employment Agreement also provides that he will be granted a number of restricted stock units equal to the quotient of (i) $1,200,000 and (ii) the closing price per share of the Common Stock on The Nasdaq Capital Market on the Start Date (such quotient shall be rounded to the nearest whole share of Common Stock) (the “Inducement RSUs”), which will vest as to 25% of the shares on the first anniversary of the Start Date and as to the remaining 75% of the shares in equal quarterly installments through the fourth anniversary of the Start Date, subject to Dr. Streck’s continued employment by the Company. The Inducement RSUs are intended to be granted as an “inducement” award under Nasdaq Listing Rule 5635(c)(4) and, accordingly, such award will be granted under the Company’s 2020 Inducement Equity Incentive Plan. Dr. Streck is also entitled to participate in the Company’s equity plans and employee benefit plans from time to time in effect for similarly-situated employees of the Company.

The Streck Employment Agreement also provides that if the Company terminates Dr. Streck’s employment without cause or if Dr. Streck terminates his employment for good reason, he will be entitled to the following, subject to obtaining from him a general release of claims (the “Streck Severance Benefits”): (i) severance payments for 12 months at his then-current base salary, (ii) an amount equal to his then-current target bonus, payable over 12 months, and (iii) payment for 12 months of the portion of the healthcare premiums that the Company paid prior to his termination if he elects and remains eligible for COBRA (or mini-COBRA) health benefits; provided that if such termination occurs within 12 months following a change of control, his severance payments will be for 15 months at his then-current base salary, the amount equal to his then-current target bonus will be payable over 15 months, and the payment of healthcare premiums will be for 15 months. He will also be entitled to receive any base salary earned but not paid through the termination date, any business expenses incurred but unreimbursed on the termination date, and any annual bonus earned but not paid for the fiscal year preceding the fiscal year in which the termination occurs (the “Streck Final Compensation”). In addition, all outstanding equity awards (including the Inducement RSUs) held by Dr. Streck will become fully vested if the Company terminates Dr. Streck’s employment without cause or if Dr. Streck terminates his employment for good reason within 12 months following a change of control. If Dr. Streck’s employment is terminated due to his disability, death or for cause or Dr. Streck terminates his employment without good reason, he or his estate will be entitled to receive the Streck Final Compensation.

Dr. Streck is subject to confidentiality and protection of intellectual property provisions as well as to noncompetition and nonsolicitation provisions during his employment with the Company and the 12 months thereafter. Unless the Company waives Dr. Streck’s noncompetition obligations (which are effective following the termination of his employment only to the extent the Company terminates Dr. Streck’s employment for restricted cause or Dr. Streck terminates his employment for any reason), the Company will pay Dr. Streck a noncompetition payment equal to 50% of his then-current base salary, reduced by any Streck Severance Benefits that Dr. Streck is eligible to receive from the Company, subject to obtaining from him a general release of claims.

There is no family relationship between Dr. Streck and any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer. In addition, there are no transactions between the Company and Dr. Streck, or any member of Dr. Streck’s immediate family, of the type set forth in Item 404(a) of Regulation S-K.

A copy of the Streck Employment Agreement will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2022 and the foregoing description is subject in all respects to the actual terms of the Streck Employment Agreement.

Item 7.01	Regulation FD Disclosure.

A copy of the press release announcing the election of Dr. Hopkinson to the Board and Dr. Streck’s appointment as the Company’s Chief Medical Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated December 6, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBIREO PHARMA, INC.

Date: December 6, 2022	/s/ Ronald H.W. Cooper
Ronald H.W. Cooper
President and Chief Executive Officer